Exhibit 23(a)
Consent of Haskell & White LLP


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of U.S. Wireless Corporation and Subsidiaries on Form S-3 of our report dated June 5, 1998, except for Note 11, which is as of June 25, 1998, appearing in the Annual Report on Form 10-KSB of U.S. Wireless Corporation and Subsidiaries for the year ended March 31, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                                                             HASKELL & WHITE LLP
                                                    Certified Public Accountants


August 27, 1998








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